EXHIBIT 99.1

CDK Reports Fiscal 2015 Results; Provides Fiscal 2016 Guidance

For the Year, Revenues Rise 4%; Adjusted Revenues Rise 6%, 8% on a Constant Currency Basis

GAAP Net Earnings Decline 22%; Adjusted Net Earnings Increase 16%

Forecasting Fiscal 2016 Adjusted Revenue Growth of 4% to 5%

Forecasting Fiscal 2016 Adjusted Net Earnings Growth of Over 25%

HOFFMAN ESTATES, Ill., July 29, 2015 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its fiscal 2015 financial results and provided its initial outlook for fiscal 2016. Highlights are below:

Fiscal 2015 Results	As Reported	As Adjusted
Revenues	4% to $2,063.5 million	6% to $2,017.3 million
Earnings before income taxes	(15)% to $299.9 million	17% to $353.0 million
Net earnings attributable to CDK	(22)% to $178.4 million	16% to $222.6 million
Diluted net earnings attributable to CDK per share	(23)% to $1.10 per share	15% to $1.38 per share

Fourth Quarter Fiscal 2015 Results	As Reported	As Adjusted
Revenues	0% to $503.1 million	2% to $496.9 million
Earnings before income taxes	(21)% to $67.3 million	(5)% to $72.7 million
Net earnings attributable to CDK	(22)% to $40.7 million	(10)% to $45.4 million
Diluted net earnings attributable to CDK per share	(22)% to $0.25 per share	(10)% to $0.28 per share

"CDK achieved very good financial results during its first fiscal year as a public company, demonstrating our commitment to being the leading global provider of technology and digital marketing solutions to the automotive retail industry. We are keenly focused on our recently announced business transformation plan aimed at increasing earnings growth and margin expansion. I am confident we are well-positioned to continue to successfully execute our plan as we enter fiscal year 2016," said Steve Anenen, President and Chief Executive Officer, CDK.

"CDK delivered solid revenue and earnings growth for the year. Each business segment performed well and achieved solid pretax margin expansion," said Al Nietzel, Chief Financial Officer, CDK. "For the year, CDK acquired approximately 1.1 million shares under its January 21, 2015 repurchase authorization at a cost of about $50 million."

Growth in revenues and earnings before income taxes were each negatively impacted 2 percentage points for the fiscal year and 3 percentage points for the fourth quarter from unfavorable foreign exchange rates in both the "As Reported" and "As Adjusted" results above. Please refer to the tables at the end of this release for a reconciliation of the "As Reported" results to the "As Adjusted" results. All comparisons throughout the remainder of this release are on an "As Adjusted" basis.

Automotive Retail North America

Automotive Retail North America revenues grew 8% for the fourth quarter, 6% organically. For the fiscal year, revenues grew 8%, nearly all organic. Pretax earnings increased 6% for the fourth quarter. Pretax margin declined 60 basis points, as anticipated, primarily due to the higher mix of client upgrade installations to our latest DMS technology in last year's fourth quarter, which are generally more profitable than new client installations, partially offset by scale from increased revenues and operating efficiencies. For the fiscal year, pretax earnings increased 14% and pretax margin expanded 150 basis points, driven by scale from increased revenues and operating efficiencies.

Automotive Retail International

Automotive Retail International revenues grew slightly for the fourth quarter and increased 2% for the fiscal year compared to last year's respective periods. Pretax earnings increased 4% for the fourth quarter and pretax margin expanded 30 basis points. For the fiscal year, pretax earnings increased 11% and pretax margin expanded 110 basis points primarily due to operating efficiencies.

Digital Marketing

Digital Marketing revenues declined 2% for the fourth quarter and increased 11% for the fiscal year compared to last year's respective periods. Pretax earnings improved 35% for the fourth quarter and pretax margin expanded nearly 300 basis points. For the fiscal year, pretax earnings improved 61% and pretax margin expanded 300 basis points primarily due to a favorable revenue mix and the timing of certain items, partially offset by investments in the sales force.

Fiscal 2016 Forecast

In order to present fiscal 2016 and 2015 on a comparable basis, fiscal 2015 has been adjusted from the current presentation of fiscal 2015 results. Certain non-GAAP items included in fiscal 2015 for comparability to fiscal 2014 have been removed from the presentation comparison to fiscal 2016. Please refer to the tables at the end of this release for the bridge between both fiscal 2015 presentations. On this adjusted basis, the forecast is as follows:

  Adjusted revenues – we anticipate 4% to 5% growth from $2,017.3 million in fiscal 2015
  Adjusted earnings before income taxes – we anticipate at least 25% growth from the adjusted $330.5 million in fiscal 2015
  Adjusted pretax margin – we anticipate at least 300 basis points of expansion from the adjusted 16.4% in fiscal 2015
  Adjusted EBITDA margin – we anticipate at least 300 basis points of expansion from the adjusted 22.9% in fiscal 2015
  Adjusted net earnings attributable to CDK – we anticipate over 25% growth from the adjusted $208.2 million in fiscal 2015
  Adjusted diluted net earnings attributable to CDK per share – we anticipate over 25% growth from the adjusted $1.29 in fiscal 2015

Effective Tax Rate

CDK's adjusted effective tax rate for fiscal 2016 is anticipated to be 35.5% to 36.0% compared with 34.6% in fiscal 2015. The fiscal 2015 adjusted effective tax rate excludes the non-deductible portion of our separation costs and the impact of the $4.6 million increase to income tax expense in the second quarter fiscal 2015 related to the tax law change for bonus depreciation which ADP is entitled to claim.

Separation from ADP

CDK Global, Inc. began operating as a public company on October 1, 2014 following its spin-off from ADP on September 30, 2014.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on an "As Reported" and "As Adjusted" basis for all quarters of fiscal 2014 and 2015, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the fourth quarter of fiscal 2015 and will be posted to the CDK Investor Relations website http://investors.cdkglobal.com in the "Financial Information" section.

Webcast and Conference Call

An analyst conference call will be held today, Wednesday, July 29, 2015 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to CDK's Investor Relations website, http://investors.cdkglobal.com and click on the webcast icon. A presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With more than $2 billion in revenues, CDK GlobalTM is the largest global provider of integrated information technology and digital marketing solutions to the automotive retail industry and adjacencies. CDK Global provides solutions in more than 100 countries around the world, serving more than 27,000 retail locations and most automotive manufacturers. CDK Global's solutions automate and integrate critical workflow processes from pre-sale targeted advertising and marketing campaigns to the sale, financing, insurance, parts supply, repair and maintenance of vehicles, with an increasing focus on utilizing data analytics and predictive intelligence. Visit cdkglobal.com.

CDK Global, Inc.
Statements of Consolidated and Combined Operations
(In millions, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,

	2015	2014	2015	2014

Revenues	$ 503.1	$ 505.6	$ 2,063.5	$ 1,976.5

Expenses:
Cost of revenues	316.6	304.0	1,273.2	1,204.5
Selling, general & administrative expenses	109.2	108.4	431.1	411.8
Restructuring expenses	2.4	--	2.4	--
Separation costs	--	9.3	34.6	9.3
Total expenses	428.2	421.7	1,741.3	1,625.6

Operating earnings	74.9	83.9	322.2	350.9

Interest expense	(9.4)	(0.3)	(28.8)	(1.0)
Other income, net	1.8	1.6	6.5	3.4

Earnings before income taxes	67.3	85.2	299.9	353.3

Provision for income taxes	(24.6)	(30.5)	(113.6)	(117.4)

Net earnings	42.7	54.7	186.3	235.9
Less: net earnings attributable to noncontrolling interest	2.0	2.8	7.9	8.0
Net earnings attributable to CDK	$ 40.7	$ 51.9	$ 178.4	$ 227.9

Net earnings attributable to CDK per common share:
Basic	$ 0.25	$ 0.32	$ 1.11	$ 1.42
Diluted	$ 0.25	$ 0.32	$ 1.10	$ 1.42

Weighted-average common shares outstanding:
Basic (a)	160.2	160.6	160.6	160.6
Diluted (a)	161.6	160.6	161.6	160.6

(a) On September 30, 2014, ADP shareholders of record as of the close of business on September 24, 2014 received one share of our common stock for every three shares of ADP common stock held as of the record date. For periods ended September 30, 2014 and prior, basic and diluted earnings attributable to CDK per share were computed using the number of shares of our stock outstanding on September 30, 2014, the date on which our common stock was distributed to the shareholders of ADP. The same number of shares was used to calculate basic and diluted earnings attributable to CDK per share because there were no dilutive securities in those periods.

CDK Global, Inc.
Consolidated and Combined Balance Sheets
(In millions)

	June 30,	June 30,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$ 408.2	$ 402.8
Accounts receivable, net of allowances	314.6	310.7
Notes receivable from ADP and its affiliates	--	40.6
Other current assets	162.4	164.1
Total current assets	885.2	918.2

Property, plant and equipment, net	100.0	82.6
Other assets	224.1	233.1
Goodwill	1,209.9	1,230.9
Intangible assets, net	99.3	133.8
Total assets	$ 2,518.5	$ 2,598.6

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$ 13.0	$ --
Accounts payable	21.7	17.2
Accrued expenses and other current liabilities	154.4	158.0
Accrued payroll and payroll-related expenses	123.2	105.6
Short-term deferred revenues	186.1	194.8
Notes payable to ADP and its affiliates	--	21.9
Total current liabilities	498.4	497.5

Long-term debt and capital lease obligations	971.1	--
Long-term deferred revenues	162.9	182.8
Deferred income taxes	58.2	76.5
Other liabilities	43.8	32.5
Total liabilities	1,734.4	789.3

Equity:
Preferred stock	--	--
Common stock	1.6	--
Additional paid-in-capital	686.5	--
Retained earnings	81.2	--
Treasury stock, at cost	(50.7)	--
Net parent company investment	--	1,712.2
Accumulated other comprehensive income	51.6	85.7
Total CDK stockholders' equity	770.2	1,797.9
Noncontrolling interest	13.9	11.4
Total equity	784.1	1,809.3
Total liabilities and equity	$ 2,518.5	$ 2,598.6

CDK Global, Inc.
Segment Financial Data
(In millions)
(Unaudited)

We use certain adjusted results, among other measures, to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information because they allow investors to view performance in a manner similar to the method used by us and they improve our ability to understand our operating performance. Adjusted revenues and adjusted earnings before income taxes reflect the adjustments to the Automotive Retail North America, Digital Marketing, and Other segments enumerated in the footnotes below. There were no adjustments to the Automotive Retail International segment. Because adjusted revenues and adjusted earnings before income taxes are not measures of performance that are calculated in accordance with accounting principles generally accepted in the United States ("GAAP"), they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

	Segment Adjusted Revenues				Adjusted Segment Earnings before Income Taxes				Adjusted Segment Margin
	Three Months Ended				Three Months Ended				Three Months Ended
	June 30,		Change		June 30,		Change		June 30,		Change
	2015	2014	$	%	2015	2014	$	%	2015	2014	BPS
Automotive Retail North America (a)	$ 329.5	$ 305.6	$ 23.9	8%	$ 99.4	$ 94.1	$ 5.3	6%	30.2%	30.8%	(60)
Automotive Retail International	84.5	84.1	0.4	0%	8.6	8.3	0.3	4%	10.2%	9.9%	30
Digital Marketing (b)	98.9	100.6	(1.7)	(2)%	10.7	7.9	2.8	35%	10.8%	7.9%	290
Other (c)	--	--	--	n/a	(43.1)	(31.2)	(11.9)	38%	n/a	n/a	n/a
Foreign exchange	(16.0)	(0.9)	(15.1)	n/m	(2.9)	(2.5)	(0.4)	n/m	n/m	n/m	n/m
Total	$ 496.9	$ 489.4	$ 7.5	2%	$ 72.7	$ 76.6	$ (3.9)	(5)%	14.6%	15.7%	(110)

	Segment Adjusted Revenues				Adjusted Segment Earnings before Income Taxes				Adjusted Segment Margin
	Fiscal Year Ended				Fiscal Year Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change		June 30,		Change
	2015	2014	$	%	2015	2014	$	%	2015	2014	BPS
Automotive Retail North America (a)	$ 1,296.5	$ 1,199.4	$ 97.1	8%	$ 387.3	$ 341.2	$ 46.1	14%	29.9%	28.4%	150
Automotive Retail International	346.2	339.3	6.9	2%	50.1	45.3	4.8	11%	14.5%	13.4%	110
Digital Marketing (b)	414.1	373.2	40.9	11%	41.2	25.6	15.6	61%	9.9%	6.9%	300
Other (c)	--	--	--	n/a	(118.6)	(108.8)	(9.8)	9%	n/a	n/a	n/a
Foreign exchange	(39.5)	(6.3)	(33.2)	n/m	(7.0)	(2.2)	(4.8)	n/m	n/m	n/m	n/m
Total	$ 2,017.3	$ 1,905.6	$ 111.7	6%	$ 353.0	$ 301.1	$ 51.9	17%	17.5%	15.8%	170

(a) The table below presents a reconciliation of revenues to adjusted revenues and earnings before income taxes to adjusted earnings before income taxes for the Automotive Retail North America segment:
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues	$ 335.7	$ 321.8	$ 1,342.7	$1,270.3
Adjustment:
Internet sales leads revenues (d)	(6.2)	(16.2)	(46.2)	(70.9)
Adjusted revenues	$ 329.5	$ 305.6	$ 1,296.5	$1,199.4

Earnings before income taxes	$ 99.4	$ 96.6	$ 389.8	$ 361.3
Adjustments:
Stand-alone public company costs (e)	--	(2.1)	--	(8.0)
Internet sales leads earnings (d)	--	(0.4)	(2.5)	(12.1)
Adjusted earnings before income taxes	$ 99.4	$ 94.1	$ 387.3	$ 341.2

(b) The table below presents a reconciliation of earnings before income taxes to adjusted earnings before income taxes for the Digital Marketing segment:
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2015	2014	2015	2014
Earnings before income taxes	$ 10.7	$ 7.9	$ 25.6	$ 25.6
Adjustment:
Accelerated trademark amortization (f)	--	--	15.6	--
Adjusted earnings before income taxes	$ 10.7	$ 7.9	$ 41.2	$ 25.6

(c) The table below presents a reconciliation of loss before income taxes to adjusted loss before income taxes for the Other segment:
	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2015	2014	2015	2014
Loss before income taxes	$ (48.5)	$ (25.1)	$ (158.6)	$ (76.7)
Adjustments:
Separation costs (g)	--	9.3	34.6	9.3
Stand-alone public company costs (e)	--	(9.6)	--	(22.3)
Trademark royalty fee (h)	--	5.6	--	16.6
Stock-based compensation (e)	--	(2.4)	--	(7.9)
Interest expense (e)	--	(9.0)	--	(27.8)
Restructuring expenses (i)	2.4	--	2.4	--
Other business transformation expenses (i)	1.9	--	1.9	--
Tax matters indemnification loss (j)	1.1	--	1.1	--
Adjusted loss before income taxes	$ (43.1)	$ (31.2)	$ (118.6)	$ (108.8)

(d) Elimination of revenues and earnings before income taxes related to the Internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015. Earnings before income taxes related to the Internet sales leads business includes the loss recognized on the sale of $0.8 million in fiscal 2015 and an acquisition-related adjustment of $5.6 million recognized in fiscal 2014.
(e) Incremental costs associated with the formation of corporate departments as a stand-alone public company, incremental stock-based compensation expenses incurred for staff additions to build out corporate functions and director compensation costs, and interest expense related to our indebtedness. These costs were incurred in fiscal 2015 and have been reflected as adjustments in fiscal 2014 to present these periods on a comparable basis.
(f) Accelerated amortization recognized in the second quarter of fiscal 2015 in the DM segment for the Cobalt trademark related to the change in useful life.
(g) Incremental costs incurred in fiscal 2015 and 2014 that were directly attributable to our separation from ADP.
(h) Elimination of the royalty paid to ADP for the utilization of the ADP trademark during the period October 1, 2013 through June 30, 2014 as there was no comparable royalty paid in the period from October 1, 2014 through June 30, 2015 after our separation from ADP.
(i) Restructuring expenses consist of employee-related costs recognized in connection with our business transformation plan in fiscal 2015. Other business transformation expenses included within in selling, general and administrative expenses and consisting of consulting fees that were incurred in connection with our business transformation plan in fiscal 2015.
(j) Loss included within other income, net associated with an indemnification liability to ADP for pre spin-off tax refunds in accordance with the tax matters agreement.

CDK Global, Inc.
Consolidated and Combined Adjusted Financial Information
(In millions, except per share amounts)
(Unaudited)

We use certain adjusted results, among other measures, to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information because they allow investors to view performance in a manner similar to the method used by us and they improve our ability to understand our operating performance. Adjusted revenues, adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted basic and diluted earnings attributable to CDK per share, EBITDA, and adjusted EBITDA reflect the adjustments enumerated in the footnotes below. EBITDA is calculated as earnings before income taxes adjusted to exclude interest expense, depreciation, and amortization. Because adjusted revenues, adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted basic and diluted earnings attributable to CDK per share, EBITDA, and adjusted EBITDA are not measures of performance that are calculated in accordance with GAAP, they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2015	2014	$	%	2015	2014	$	%

Revenues	$ 503.1	$ 505.6	$ (2.5)	0%	$ 2,063.5	$1,976.5	$ 87.0	4%
Adjustment:
Internet sales leads revenues (a)	(6.2)	(16.2)			(46.2)	(70.9)
Adjusted Revenues	$ 496.9	$ 489.4	$ 7.5	2%	$ 2,017.3	$1,905.6	$ 111.7	6%

Earnings before income taxes	$ 67.3	$ 85.2	$ (17.9)	(21)%	$ 299.9	$ 353.3	$ (53.4)	(15)%
Adjustments:
Separation costs (b)	--	9.3			34.6	9.3
Accelerated trademark amortization (c)	--	--			15.6	--
Stand-alone public company costs (d)	--	(11.7)			--	(30.3)
Trademark royalty fee (e)	--	5.6			--	16.6
Stock-based compensation (d)	--	(2.4)			--	(7.9)
Interest expense (d)	--	(9.0)			--	(27.8)
Restructuring expenses (f)	2.4	--			2.4	--
Other business transformation expenses (f)	1.9	--			1.9	--
Tax matters indemnification loss (g)	1.1	--			1.1	--
Internet sales leads earnings (a)	--	(0.4)			(2.5)	(12.1)
Adjusted earnings before income taxes	$ 72.7	$ 76.6	$ (3.9)	(5)%	$ 353.0	$ 301.1	$ 51.9	17%
Adjusted margin percentage	14.6%	15.7%	(110) bps		17.5%	15.8%	170 bps

Provision for income taxes	$ 24.6	$ 30.5	$ (5.9)	(19)%	$ 113.6	$ 117.4	$ (3.8)	(3)%
Adjustments:
Tax effect of adjustments above (h)	1.2	(6.9)			14.0	(23.7)
Tax law change - bonus depreciation (i)	--	--			(4.6)	--
Valuation allowance adjustment (j)	--	--			--	7.2
Pre spin-off filed tax return adjustment (k)	(0.5)	--			(0.5)	--
Adjusted provision for income taxes	$ 25.3	$ 23.6	$ 1.7	7%	$ 122.5	$ 100.9	$ 21.6	21%
Adjusted effective tax rate	34.8%	30.8%			34.7%	33.5%

Net earnings	$ 42.7	$ 54.7	$ (12.0)	(22)%	$ 186.3	$ 235.9	$ (49.6)	(21)%
Less: net earnings attributable to noncontrolling interest	2.0	2.8			7.9	8.0
Net earnings attributable to CDK	40.7	51.9	(11.2)	(22)%	178.4	227.9	(49.5)	(22)%
Adjustments:
Separation costs (b)	--	9.3			34.6	9.3
Accelerated trademark amortization (c)	--	--			15.6	--
Stand-alone public company costs (d)	--	(11.7)			--	(30.3)
Trademark royalty fee (e)	--	5.6			--	16.6
Stock-based compensation (d)	--	(2.4)			--	(7.9)
Interest expense (d)	--	(9.0)			--	(27.8)
Restructuring expenses (f)	2.4	--			2.4	--
Other business transformation expenses (f)	1.9	--			1.9	--
Tax matters indemnification loss (g)	1.1	--			1.1	--
Internet sales leads earnings (a)	--	(0.4)			(2.5)	(12.1)
Tax effect of adjustments above (h)	(1.2)	6.9			(14.0)	23.7
Tax law change - bonus depreciation (i)	--	--			4.6	--
Valuation allowance adjustment (j)	--	--			--	(7.2)
Pre spin-off filed tax return adjustment (k)	0.5	--			0.5	--
Adjusted net earnings attributable to CDK	$ 45.4	$ 50.2	$ (4.8)	(10)%	$ 222.6	$ 192.2	$ 30.4	16%

Adjusted net earnings attributable to CDK per common share:
Basic	$ 0.28	$ 0.31		(10)%	$ 1.39	$ 1.20		16%
Diluted	$ 0.28	$ 0.31		(10)%	$ 1.38	$ 1.20		15%

Weighted-average common shares outstanding:
Basic (l)	160.2	160.6			160.6	160.6
Diluted (l)	161.6	160.6			161.6	160.6

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2015	2014	$	%	2015	2014	$	%

Earnings before income taxes	$ 67.3	$ 85.2	$ (17.9)	(21)%	$ 299.9	$ 353.3	$ (53.4)	(15)%
Adjustments:
Interest expense (m)	9.4	0.3			28.8	1.0
Depreciation and amortization (n)	19.4	12.7			76.5	52.3
EBITDA	$ 96.1	$ 98.2	$ (2.1)	(2)%	$ 405.2	$ 406.6	$ (1.4)	(0)%
Adjustments:
Separation costs (b)	--	9.3			34.6	9.3
Stand-alone public company costs (d)	--	(11.7)			--	(30.3)
Trademark royalty fee (e)	--	5.6			--	16.6
Total stock-based compensation (o)	8.4	6.0			30.4	21.0
Restructuring expenses (f)	2.4	--			2.4	--
Other business transformation expenses (f)	1.9	--			1.9	--
Tax matters indemnification loss (g)	1.1	--			1.1	--
Internet sales leads earnings (a)	--	(0.4)			(2.5)	(12.1)
Adjusted EBITDA	$ 109.9	$ 107.0	$ 2.9	3%	$ 473.1	$ 411.1	$ 62.0	15%
Adjusted margin percentage	22.1%	21.9%	20 bps		23.5%	21.6%	190 bps

(a) Elimination of revenues and earnings before income taxes related to the Internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015. Earnings before income taxes related to the Internet sales leads business includes the loss recognized on the sale of $0.8 million in fiscal 2015 and an acquisition-related adjustment of $5.6 million recognized in fiscal 2014.
(b) Incremental costs incurred in fiscal 2015 and 2014 that were directly attributable to our separation from ADP.
(c) Accelerated amortization recognized in the second quarter of fiscal 2015 in the DM segment for the Cobalt trademark related to the change in useful life.
(d) Incremental costs associated with the formation of corporate departments as a stand-alone public company, incremental stock-based compensation expenses incurred for staff additions to build out corporate functions and director compensation costs, and interest expense related to our indebtedness. These costs were incurred in fiscal 2015 and have been reflected as adjustments in fiscal 2014 to present these periods on a comparable basis.
(e) Elimination of the royalty paid to ADP for the utilization of the ADP trademark during the period October 1, 2013 through June 30, 2014 as there was no comparable royalty paid in the period from October 1, 2014 through June 30, 2015 after our separation from ADP.
(f) Restructuring expenses consist of employee-related costs recognized in connection with our business transformation plan in fiscal 2015. Other business transformation expenses are included within selling, general and administrative expenses and consist of consulting fees that were incurred in connection with our business transformation plan in fiscal 2015.
(g) Represents a loss included within other income, net associated with an indemnification liability to ADP for pre spin-off tax refunds in accordance with the tax matters agreement.
(h) Income tax effect of pre-tax adjustments including separation costs, which were partially tax deductible in fiscal 2015 and were not tax deductible in fiscal 2014, and the tax effect of the Internet sales leads business.
(i) Adjustment recognized in the second quarter of fiscal 2015 to deferred taxes related to the bonus depreciation to which ADP is entitled under the tax law and in accordance with the tax matters agreement to claim additional tax depreciation for assets associated with our business for tax periods prior to our separation from ADP.
(j) Income tax benefit associated with a valuation allowance adjustment recognized during the third quarter of fiscal 2014.
(k) Net income tax expense recognized as a result of the filing of pre spin-off tax returns, including a tax benefit for refunds related to the loss in (g) above.
(l) On September 30, 2014, ADP shareholders of record as of the close of business on September 24, 2014 received one share of our common stock for every three shares of ADP common stock held as of the record date. For periods ended September 30, 2014 and prior, basic and diluted earnings attributable to CDK per share were computed using the number of shares of our stock outstanding on September 30, 2014, the date on which our common stock was distributed to the shareholders of ADP. The same number of shares was used to calculate basic and diluted earnings attributable to CDK per share because there were no dilutive securities in those periods.
(m) Interest expense included within the financial statements for the periods presented.
(n) Depreciation and amortization included within the financial statements for the periods presented above, including the accelerated amortization attributable to the Cobalt trademark recognized during fiscal 2015.
(o) Total stock-based compensation expense recognized for the periods presented.

CDK Global, Inc.
Combined Adjusted FY2015 Financial Information and FY2016 Guidance
(In millions, except per share amounts)
(Unaudited)

We use certain adjusted results, among other measures to evaluate our operating performance in the absence of certain items for planning and forecasting purposes. We believe that adjusted results provide relevant and useful information because they allow investors to view performance in a manner similar to the method used by us and they improve our ability to understand our operating performance. Adjusted revenues, adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, EBITDA, and adjusted EBITDA reflect the adjustments enumerated in the footnotes below. EBITDA is calculated as earnings before income taxes adjusted to exclude interest expense, depreciation, and amortization. Because adjusted revenues, adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, EBITDA, and adjusted EBITDA are not measures of performance that are calculated in accordance with GAAP, they should not be considered in isolation from, or as a substitute for, other metrics that are calculated in accordance with GAAP.
	(a)		(n)
	FY2015		Adjustments		FY2015		FY2016E

Revenues	2,063.5		--		2,063.5
Adjustment:
Internet sales leads revenues	(46.2)	(b)	--		(46.2)

Adjusted revenues	2,017.3		--		2,017.3
Growth %							4 - 5%

Earnings before income taxes	299.9		--		299.9
Adjustments:
Separation costs	34.6	(c)	--		34.6
Accelerated trademark amortization	15.6	(d)	--		15.6
Stand-alone public company costs	--		(16.8)	(o)	(16.8)
Trademark royalty fee	--		5.7	(p)	5.7
Stock-based compensation	--		(3.4)	(o)	(3.4)
Interest expense	--		(8.0)	(o)	(8.0)
Restructuring expenses	2.4	(e)	--		2.4
Other business transformation expenses	1.9	(e)	--		1.9
Tax matters indemnification loss	1.1	(f)	--		1.1
Internet sales leads earnings	(2.5)	(b)	--		(2.5)

Adjusted earnings before income taxes	353.0		(22.5)		330.5
Growth %							at least 25%

Adjusted margin %	17.5%				16.4%
Growth							at least 300 bps

Provision for income taxes	113.6		--		113.6
Adjustments:
Tax benefit of adjustments above	14.0	(g)	(8.1)	(q)	5.9
Tax law change - bonus depreciation	(4.6)	(h)	--		(4.6)
Pre spin-off filed tax return adjustment	(0.5)	(i)	--		(0.5)
Adjusted provision for income taxes	122.5		(8.1)		114.4
Adjusted effective tax rate	34.7%				34.6%

Net earnings	186.3		--		186.3
Less: net earnings attributable to noncontrolling interest	7.9		--		7.9
Net earnings attributable to CDK	178.4		--		178.4
Adjustments:
Separation costs	34.6	(c)	--		34.6
Accelerated trademark amortization	15.6	(d)	--		15.6
Stand-alone public company costs	--		(16.8)	(o)	(16.8)
Trademark royalty fee	--		5.7	(p)	5.7
Stock-based compensation	--		(3.4)	(o)	(3.4)
Interest expense	--		(8.0)	(o)	(8.0)
Restructuring expenses	2.4	(e)	--		2.4
Other business transformation expenses	1.9	(e)	--		1.9
Tax matters indemnification loss	1.1	(f)	--		1.1
Internet sales leads earnings	(2.5)	(b)	--		(2.5)
Tax benefit of adjustments above	(14.0)	(g)	8.1	(q)	(5.9)
Tax law change - bonus depreciation	4.6	(h)	--		4.6
Pre spin-off filed tax return adjustment	0.5	(i)	--		0.5

Adjusted net earnings attributable to CDK	222.6		(14.4)		208.2
Growth %							over 25%

Adjusted diluted net earnings attributable to CDK per share	1.38	(j)			1.29	(l)
Weighted-average diluted shares outstanding	161.6 million				161.6 million

Growth %							over 25%

Earnings before income taxes	299.9		--		299.9
Adjustments:
Interest expense	28.8	(k)	--		28.8
Depreciation and amortization	76.5	(l)	--		76.5

EBITDA	405.2		--		405.2
Adjustments:
Separation costs	34.6	(c)	--		34.6
Stand-alone public company costs	--		(16.8)	(o)	(16.8)
Trademark royalty fee	--		5.7	(p)	5.7
Total stock-based compensation	30.4	(m)	--		30.4
Restructuring expenses	2.4	(e)	--		2.4
Other business transformation expenses	1.9	(e)	--		1.9
Tax matters indemnification loss	1.1	(f)	--		1.1
Internet sales leads earnings	(2.5)	(b)	--		(2.5)

Adjusted EBITDA	473.1		(11.1)		462.0
Adjusted margin %	23.5%				22.9%		at least 300 bps

Fiscal 2015 Results
(a) Amounts in this column represent fiscal 2015 results presented on the same basis as fiscal 2014 results as presented in the table included within this earnings release and entitled "consolidated and combined adjusted financial information."
(b) Elimination of revenues and earnings before income taxes related to the Internet sales leads business, which was part of the ARNA segment and was sold on May 21, 2015. Earnings before income taxes related to the Internet sales leads business includes the loss recognized on the sale of $0.8 million in fiscal 2015.
(c) Incremental costs incurred in fiscal 2015 that were directly attributable to our separation from ADP.
(d) Accelerated trademark amortization recognized in the second quarter of fiscal 2015 in the Digital Marketing segment for the Cobalt trademark related to the change in useful life.
(e) Restructuring expenses consist of employee-related costs recognized in connection with our business transformation plan in fiscal 2015. Other business transformation expenses are included within selling, general and administrative expenses and consist of consulting fees that were incurred in connection with our business transformation plan in fiscal 2015.
(f) Loss included within other income, net associated with an indemnification liability to ADP for pre spin-off tax refunds in accordance with the tax matters agreement.
(g) Income tax effect of pre-tax adjustments including separation costs, which were partially tax deductible in fiscal 2015 and were not tax deductible in fiscal 2014, and the tax effect of the Internet sales leads business.
(h) Adjustment recognized in the second quarter of fiscal 2015 to deferred taxes related to the bonus depreciation to which ADP is entitled under the tax law and in accordance with the tax matters agreement to claim additional tax depreciation for assets associated with our business for tax periods prior to our separation from ADP.
(i) Net income tax expense recognized as a result of the filing of pre spin-off tax returns, including a tax benefit for refunds related to the loss in (f) above.
(j) Computed using adjusted net earnings attributable to CDK shown above and diluted shares for fiscal 2015.
(k) Interest expense included within the financial statements for the periods presented.
(l) Depreciation and amortization included within the financial statements for the periods presented above, including the accelerated amortization attributable to the Cobalt trademark recognized during fiscal 2015.
(m) Total stock-based compensation expense recognized for the periods presented.
Fiscal 2015 Baseline for Fiscal 2016 Guidance
(n) Amounts in this column represent adjustments necessary to our fiscal 2015 results for presentation on the same basis as our fiscal 2016 forecast for purposes of providing guidance.
(o) Incremental costs associated with the formation of corporate departments as a stand-alone public company, incremental stock-based compensation expenses incurred for staff additions to build out corporate functions and director compensation costs, and interest expense related to our indebtedness. These amounts represent costs we expect to incur in fiscal 2016 that are incremental to the amounts we incurred in fiscal 2015.
(p) Elimination of the royalty paid to ADP for the utilization of the ADP trademark during the period July 1, 2014 through September 30, 2014, prior to our separation from ADP, as there will be no comparable royalty in fiscal 2016.
(q) Tax effect of the incremental pre-tax adjustments to present fiscal 2015 on the same basis as fiscal 2016.

CDK Global, Inc.
Performance Metrics
(Unaudited)

CDK management regularly reviews the following key performance measures in evaluating our business results, identifying trends affecting our business and making operating and strategic decisions. The following table summarizes these measures for recurring subscription revenues:

	For the three months ended
	September 30, 2013*	December 31, 2013*	March 31, 2014*	June 30, 2014*	September 30, 2014*	December 31, 2014*	March 31, 2015	June 30, 2015
ARNA
Automotive
DMS Client Sites (a)	8,844	8,910	8,959	9,024	9,014	9,140	9,167	9,190
Avg Revenue Per Site (b)	6,301	6,386	6,590	6,454	6,644	6,682	6,946	6,774

Adjacencies
DMS Client Sites (a)	4,467	4,514	4,591	4,626	4,673	4,823	4,959	5,029
Avg Revenue Per Site (b)	1,466	1,478	1,522	1,521	1,547	1,534	1,565	1,552

Total ARNA
DMS Client Sites (a)	13,311	13,424	13,550	13,650	13,687	13,963	14,126	14,219
Avg Revenue Per Site (b)	4,683	4,739	4,876	4,784	4,901	4,910	5,068	4,932

ARI
DMS Client Sites (a)	13,496	13,567	13,459	13,344	13,437	13,422	13,294	13,218
Avg Revenue Per Site (b)	1,179	1,185	1,197	1,203	1,235	1,228	1,251	1,265

Digital Marketing
Websites (c)	7,665	7,732	7,951	7,797	7,809	7,783	7,448	7,028
Avg Revenue Per Website (d)	2,957	3,030	2,958	3,132	3,220	3,322	3,354	3,473

(a) Dealer Management System (DMS) Client Sites - We track the number of client sites that have an active DMS. Consistent with our strategy of growing our Automotive Retail client base, we view the number of client sites purchasing our DMS solutions as an indicator of market penetration for our Automotive Retail segments. Our DMS client site count includes retailers with an active DMS that sell vehicles in the automotive and adjacent markets. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry; recreation dealerships in the motorcycle, marine and recreational vehicle industries; and heavy equipment dealerships in the agriculture and construction equipment industries. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month.
(b) Average Revenue Per DMS Client Site - Average revenue per Automotive Retail DMS client site is an indicator of the adoption of our solutions by DMS clients, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current client base through upgrading and expanding solutions and increasing transaction volumes. We calculate average revenue per DMS client site by dividing the monthly applicable revenue generated from our solutions in a period by the average number of DMS client sites in the period.
(c) Websites - For the Digital Marketing segment, we track the number of websites that we host and develop for our OEM and automotive retail clients as an indicator of business activity. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible.
(d) Average Revenue Per Website - We monitor changes in our average revenue per website as an indicator of the relative depth of our relationships in our Digital Marketing segment. We calculate average revenue per website by dividing the monthly revenue generated from our Digital Marketing solutions in a period, excluding OEM advertising revenues, by the average number of client websites in the period.

* Certain metrics have been updated. The impact to our historically presented performance metrics was insignificant.

Forward-Looking Statements

This document contains "forward-looking statements," including forecasts for CDK Global's fiscal year ending June 30, 2016, CDK Global's business transformation plan and CDK Global's intention to make share repurchases, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK Global's ability to timely and effectively implement its transformation plan as planned; success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in overall market and economic conditions, technology trends, and auto sales and advertising trends; competitive conditions; changes in regulations; changes in technology; security breaches, interruptions, failures and/or other errors involving CDK Global's systems or networks; availability of skilled technical personnel and the impact of new acquisitions and divestitures. The statements in this press release are made as of the date of this press release, even if subsequently made available by CDK Global on its website or otherwise. CDK Global disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed in CDK Global's reports filed with the Securities and Exchange Commission (SEC), including those discussed under "Item 1A. Risk Factors" in CDK Global's Registration Statement on Form 10 for the fiscal year ended June 30, 2014, its Registration Statement on Form S-4 as filed with the SEC on May 5, 2015 and its most recent Periodic Report on Form 10-Q or Form 10-K, should be considered in evaluating any forward-looking statements contained herein. These filings can be found on CDK Global's website at www.cdkglobal.com and the SEC's website at www.sec.gov.

CONTACT: Investor Relations Contacts:
         Elena Rosellen
         973.588.2511
         elena.rosellen@cdk.com

         Jennifer Gaumond
         847.485.4424
         jennifer.gaumond@cdk.com

         Media Contact:
         Michelle Benko
         847.485.4389
         michelle.benko@cdk.com